Exhibit 99.2
DISTRIBUTION AGREEMENT
THIS DISTRIBUTION AGREEMENT (“Agreement”) is made and entered into on June __, 2009 (the “Effective Date”) by and between and Bell Microproducts Canada — Tenex Data ULC, a Nova Scotia corporation, having offices at 4118 14th Ave. Unit #5, Markham Ontario, L3R0J3 and its affiliates (“Bell Micro”) and OCZ Technology Group, Inc., a Delaware corporation with principal offices at 6373 San Ignacio Avenue, San Jose, California 95119 (“Supplier”).
Recitals
WHEREAS, Supplier is a manufacturer and supplier of certain products and services, including products and services listed on the price list, and which is attached hereto as Exhibit A (the “Price List”), which is incorporated herein and made a part of this Agreement; and
WHEREAS, Supplier desires to appoint Bell Micro and Bell Micro is willing to accept such appointment as a distributor of the products and/or services identified in the Agreement according to the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1. Appointment.
Supplier hereby appoints Bell Micro, and Bell Micro hereby agrees to act, as a nonexclusive distributor of the products (“Products”) and/or services (“Services”) listed in Exhibit A, in accordance with the terms and conditions set forth in this Agreement and in each of the exhibits attached hereto and made a part of this Agreement. Supplier will modify Exhibit A from time to time by providing updates by email to Bell Micro’s buying group.
2. Territory.
Bell Micro shall have the non-exclusive right to distribute the Products to end users and/or resellers within the following geographic area: North America (the “Territory”). If no Territory is designated above, the Territory shall be worldwide. Nothing in this Agreement shall prevent or preclude any present or future customer of Bell Micro to whom it sells Products from reselling such Products (whether alone or incorporated in a system). Nothing prohibits Bell Micro from selling similar products of other present or future manufacturers, vendors or suppliers in the Territory. “Bell Micro Customers” shall be defined herein to include Bell Micro’s customers, resellers and end-users.
3. Duties of Bell Micro.
3.1
Bell Micro shall create and maintain a distribution program pursuant to which it shall market, promote and solicit sales of the Products in the Territory. Bell Micro will not make any warranties or representations about the Products in addition to the warranties or representations of Supplier.

3.2
Bell Micro shall conduct all business in its own name as an independent distributor. No employment, agency or similar arrangement is created hereby or is intended to be created between Supplier and Bell Micro. Bell Micro shall supply Supplier with weekly inventory and sell through reports detailing quantities of each item of inventory and all sell through for the prior week.

Bell Microproducts Inc.
               Distribution Agreement

4. Duties of Supplier.
4.1
Supplier, or its designated sales agent, will at its expense provide reasonable support and training to Bell Micro via telephone or at Bell Micro’s or Supplier’s facilities. Specific training sessions may also be established by mutual agreement at Bell Micro’s facilities or in combination with other distributors at a geographically convenient location in or near the Territory.

4.2	Supplier shall inform Bell Micro on a timely basis of changes and innovations in performance, serviceability, uses and applications of all Products.
5. Purchasing Procedure.
5.1
Delivery of the Products shall be made pursuant to an individual purchase order from Bell Micro (“Order”). Bell Micro will have no obligation to order any minimum quantity of the Products. Each Order for Products shall reference this Agreement and shall include price, terms, Products ordered, carrier, freight terms, quantities, place of delivery and delivery dates (“Delivery Date”). In the event the terms of any Order, acceptance or similar document conflict with or are additional to the terms of this Agreement, the terms of this Agreement alone shall apply and shall govern regardless of execution of such document by one or both parties, except that the parties may agree to negotiate non-preprinted terms that shall be effective only if executed by both parties. Pre-printed terms and conditions of Order acceptances shall be null and void.

5.2
Supplier shall accept or reject such Order in writing at the earliest practical date, but in any event within ten (10) business days following receipt thereof. In each acceptance of an Order, Supplier shall confirm the Delivery Date, or if Supplier cannot meet such Delivery Date, Supplier shall notify Bell Micro and obtain its written approval for an alternative Delivery Date.

5.3
In the event of a shortage of any Product for any reason, Supplier shall have the right to allocate available Products among its customers in an equitable manner, provided that Bell Micro is notified of such shortage at least ten (10) business days prior to any Delivery Date for such a Product.

5.4
Bell Micro may cancel or reschedule an Order, or any part thereof, at no charge to Bell Micro, by giving Supplier written notice thereof not less than five (5) days prior to the Delivery Date for the part canceled or rescheduled.

6. Pricing.
6.1
For the purposes of this Agreement, the aggregate net purchase price (“Price”) of a Product shall be the purchase price of such Product shown on the invoice sent to Bell Micro by Supplier with respect thereto or, if no such invoice has been sent, at the purchase price for such Product shown on the then effective Price List, less the aggregate of all previously issued price protection credits and Supplier-authorized transaction debits with respect to such Product.

Bell Microproducts Inc.
               Distribution Agreement

6.2
All prices quote are exclusive of taxes. Supplier will invoice Bell Micro for all taxes applicable to sales of the Products, itemized by type and jurisdiction, which Supplier is required by law to collect from Bell Micro.

6.3
Supplier’s practices and policies, including Prices and discounts, will comply with all applicable laws. Such practices, policies, Prices and discounts will not be less favorable than those extended to other purchasers of Products from Supplier for resale or other distribution.

6.4	For Orders not delivered by Supplier prior to the effective date of a Price change, the billing procedures shall be as follows:
(i) Price Increases
(A)
All back-ordered Products from Orders received prior to the effective date of the Price increase, which were previously scheduled for delivery, will be billed at the Price in effect prior to the increase.

(B)
Bell Micro shall have the right to cancel, at no cost to Bell Micro, any Order of any Products affected by a Price increase, if it gives Supplier written notice of such cancellation within ten (10) business days following the effective date of the Price increase.

(ii) Price Decreases
(A)
When a Price decrease becomes effective, the new Price will apply to all Orders for Products that have not been delivered to Bell Micro prior to the effective date of the Price decrease, and on new Orders accepted by Supplier on or after the effective date of the Price decrease.

(B)
In the event Supplier decreases the Price of any Product, the decrease shall apply to all units of such Product in Bell Micro’s inventory less than thirty (30) days from and any in transit that are new and unused and in the original delivery container. The Supplier may offer and solely reserves the right to offer price protection for any inventory that exceeds thirty (30) days on a case by case basis.

(C)	The Supplier reserves the right to terminate price protection privileges at any time with 10 days written notice.

For each unit of the Products as to which this Subsection (ii) applies, Bell Micro may apply for a credit equal to the difference between (a) the Price paid by Bell Micro for such Product, less any credits granted thereon by Supplier, and (b) the new decreased Price, multiplied by the applicable quantity of each of such Products. Issuance of such credit by Supplier is contingent upon Bell Micro submitting to Supplier an inventory report covering the affected Products, accompanied by a written request for such credit. Any such credit shall be applied against any amounts then owed, or owed in the future, to Supplier by Bell Micro.

7. Initial Stocking Order.
7.1	Bell Micro may place with Supplier an initial stocking order for Products.

7.2
Bell Micro shall be permitted a one-time initial stock rotation to re-profile the mix of the Products. This initial stock rotation must be requested by Bell Micro within one hundred eighty (180) days of Supplier’s delivery of Bell Micro’s initial Order. Bell Micro shall have the right to rotate an unlimited amount of the Products during this one-time stock rotation. All Products rotated pursuant to this stock rotation must be unopened and in the original delivery container or as otherwise agreed by Supplier and Bell Micro.

Bell Microproducts Inc.
               Distribution Agreement

8. Changes to Product Lines.
8.1
Supplier reserves the right from time to time to add items to, or delete items from, the list of Products by an addition to or deletion from the Price List. Each such modification to the Price List shall be effective upon Bell Micro’s receipt of the modified Price List. Bell Micro shall have the right to cancel any outstanding Orders if it does not wish to accept such changes.

8.2
Supplier reserves the right from time to time to (a) modify, alter, change or enhance any or all of the Products at any time, and (b) discontinue any of the Products, upon thirty (30) days notice in writing of such action to Bell Micro by means of either a Sales Bulletin or Price List change notification. Bell Micro shall have the right to cancel any outstanding Orders if it does not wish to accept such changes.

9. Discontinued Products.
Within thirty (30) days of the effective date of any notification that a Product will become discontinued, the Supplier will issue a credit to Bell Micro at the Price thereof. Upon receipt of such written notice (which shall identify the model and quantity of each Product to be returned), Supplier will issue a return material authorization (“RMA”) to Bell Micro authorizing the return of the discontinued Product.
10. Delivery.
10.1
All deliveries of Product shall be F.O.B. Bell Micro’s location. Title and risk of loss shall pass to Bell Micro upon delivery to Bell Micro at the F.O.B. location. Supplier shall be responsible for payment of delivery costs.

10.2
Supplier will comply with Bell Micro’s reasonable shipping instructions, as amended from time to time. If Supplier elects to ship other than in keeping with Bell Micro’s reasonable shipping instructions, it will do so at its own cost and bear all risk of loss until the shipment is received on Bell Micro’s dock.

10.3
In the event Supplier anticipates not meeting a Delivery Date, it will notify Bell Micro of a revised date promptly via electronic means and prior to missing an actual Delivery Date. If the revised Delivery Date is not acceptable to Bell Micro, the parties will act in good faith to negotiate a mutually acceptable new Delivery Date and Supplier shall be responsible for all costs to meet such new Delivery Date, including any costs for expedited shipping or overtime.

11. Inspection and Acceptance.
Bell Micro shall have ten (10) days after receipt of Products to inspect the Products. Such inspection shall be limited to an external inspection of the pallet and packaging of the Products. Distributor may return for full credit any and all Products found to be defective or damaged during this ten (10) day period.
12. Invoice and Payment Terms.
Supplier shall invoice for Products after delivery. Payment by Bell Micro to Supplier for each Order shall be made in U. S. dollars within thirty (30) days after date of the invoice for deliveries under such Order.
Bell Microproducts Inc.
               Distribution Agreement

13. Stock Rotation.
13.1
At any time during the first thirty (30) days following the end of Bell Micro’s fiscal quarter, Bell Micro may return for credit an amount of Products with an original purchase Price not in excess of ten percent (10%) of the aggregate Price of all Bell Micro’s purchases during the preceding calendar quarter.

13.2.
When Bell Micro desires to make a stock rotation, it will submit to Supplier a list, indicating the quantity and part number of the Product requested to be returned. All stock rotation requests must be accompanied by an Order for Products with an aggregate purchase Price equal to or greater than the credit Bell Micro is to receive for such return. Upon receiving such list and related Order, Supplier will issue to Bell Micro an RMA for the return of the Product on the list and will process the related Order. Transportation charges for the returned Products shall be paid by Bell Micro F.O.B. Supplier’s designated location.

14. Product Return Policy.
14.1
All returns shall be handled in accordance with Supplier’s RMA procedure, which can be found on Supplier’s website at www.ocztechnology.com and which is incorporated herein a made a part of this Agreement. In the event Supplier updates its RMA procedure, Supplier will provide Bell Micro with the updated RMA procedure as soon as it becomes available.

14.2
Bell Micro will only accept credit for Products returned by Bell Micro for any reason. Unless otherwise specifically requested by Bell Micro in writing, Bell Micro will not accept any repaired or replacement Product. The amount of the credit to be issued for any return shall be in accordance with the following schedule:

(i)	Within one year from shipment of Product to Bell Micro Customer: 100% of current Price List.

(ii)	Within two years from shipment of Product to Bell Micro Customer: 75% of current Price List.

(iii)	Within three years from shipment of Product to Bell Micro Customer: 50% of current Price List.
14.3	Supplier shall not unreasonably refuse to issue, or unreasonably delay the issuance of, an RMA to which Bell Micro is entitled under this Agreement.

14.4	Supplier shall be responsible for payment of reasonable shipment costs in connection with the return of defective Products.
15. Planning.
At the request of Supplier, Bell Micro will confer with Supplier from time to time on matters relating to market conditions, sales forecasting and Product planning.
Bell Microproducts Inc.
               Distribution Agreement

16. Supplier Materials and Advertising, Sale and Promotion.
16.1
In connection with its sale, advertisement and promotion of Products under this Agreement, Bell Micro is authorized by Supplier to use the trademarks, trade names, logos, and designations used by Supplier for Products in accordance with Supplier’s policies with respect to such use as provided to Bell Micro in writing.

16.2
Supplier will provide Bell Micro, free of charge, reasonable quantities of Supplier’s advertising and sales literature, samples, displays, drawings, engineering and other product data, as designated and made available for such use by Supplier. Guidelines for co-op, market development and start up advertising support are set forth in Exhibit B hereto (the “Co-Op, Market Development and Start Up Guidelines”), which is incorporated herein a made a part of this Agreement.

17. Confidential Information.
17.1
The parties recognize that it may be necessary or desirable from time to time during the term of this Agreement to (i) disclose certain confidential information to each other relating to the Products and the business of promotion, sale and distribution of such Products and (ii) maintain the confidential nature and restrict the use of such information (“Confidential Information”).

17.2
“Confidential Information” means: (a) the terms and conditions of this Agreement, (b) any pricing information or price lists whether marked as Confidential or other legend or not (c) information disclosed by the disclosing party to the receiving party in written or other tangible form which is marked as “Confidential,” “Proprietary” or a similar legend and (d) information which the receiving party knows or should know is intended to be Confidential by the disclosing party.

17.3
Confidential Information shall be held in confidence by the receiving party for a period of four (4) years following disclosure and shall not be used by the receiving party for purposes other than as provided in this Agreement. The parties agree that Confidential Information shall be disclosed only to those persons within their respective organizations and consultants who have a need to know, who have been advised of the obligations of confidentiality under this Agreement and who are bound by confidentiality obligations that are consistent with the provisions of this Agreement.

17.4	The obligations relating to the receipt of Confidential Information shall not apply to any information that:
(i)	is already public or becomes available to the public through no breach of this Agreement by the receiving party; or

(ii)	was in the receiving party’s possession prior to receipt from the disclosing party with no obligation of confidentiality; or

(iii)	is lawfully received independently from a third party who is free to disclose such information to the receiving party; or

(iv)	is independently developed by or on behalf of the receiving party; or

(v)
is required to be disclosed by a governmental agency or a court having proper jurisdiction. If such a requirement is made, the party required to make such a disclosure will provide to the other party such notice as is reasonable under the circumstances to enable the other party to try to protect the confidentiality of the Confidential Information.

17.5
Upon termination of this Agreement and upon request by the disclosing party, the receiving party shall return or destroy all Confidential Information received under this Agreement, except that a receiving party may retain a copy for so long as necessary to perform any rights or obligations surviving the expiration or termination of the Agreement.

Bell Microproducts Inc.
               Distribution Agreement

18. Limited Warranty and Liability.
18.1
Supplier warrants that each Product delivered to Bell Micro hereunder shall be newly manufactured, shall conform to its published specifications and Product documentation and shall be in good working order in accordance with Supplier’s standard warranty policy for such Product. Supplier also warrants that it will perform any Services in a professional and workmanlike manner. A copy of Supplier’s standard warranty policy with respect to each Product and/or Service is published from time to time on Supplier’s website, www.ocztechnology.com which is incorporated herein and made a part of this Agreement. The warranty period shall begin to run with respect to any Bell Micro Customer upon delivery of the Products and/or Services to the Bell Micro Customer. If Supplier makes no separate warranty to its end users, then, unless otherwise agreed, this warranty is transferable to Bell Micro Customers.

18.2
As of the Effective Date, the Product does not contain any code that is licensed under the General Public License or similar license, which may require a licensee using the code to release or make available source code as a condition of its use (“Open Source Code”). Licensor will list the inclusion of any Open Source Code (including the applicable open source license and a reference thereto) in the Product Documentation which will be provided for every update, upgrade or new release of the Licensed Software.

18.3
EXCEPT AS SPECIFIED HEREIN, SUPPLIER MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, TO BELL MICRO OR TO ANY OTHER PERSON AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

18.4
NEITHER PARTY HEREUNDER SHALL BE LIABLE TO THE OTHER, BY WAY OF INDEMNITY OR OTHERWISE, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUE, LOSS OF DATA, PROCUREMENT COSTS, OR BUSINESS INTERRUPTION COSTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18.5
NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, BELL MICRO’S MAXIMUM AGGREGATE LIABILITY UNDER, ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, SHALL BE LIMITED TO THE SUM EQUAL TO THE AMOUNT PAID AND PAYABLE BY BELL MICRO TO SUPPLIER FOR THE PRODUCTS AND/OR SERVICES GIVING RISE TO THE CLAIM. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

Bell Microproducts Inc.
               Distribution Agreement

19. Indemnification.
19.1
Supplier shall defend, indemnify and hold harmless Bell Micro, together with Bell Micro’s respective affiliates, officers, directors, employees, Bell Micro Customers, successors and assigns (“Bell Micro Indemnified Parties”) from and against all claims, suits and actions brought by third parties against the Bell Micro Indemnified Parties or tendered to the Bell Micro Indemnified Parties for defense and/or indemnification (collectively (“Claims”), and for all resulting settlements, damages, losses, costs and liabilities (including reasonable legal expenses and other professional fees) as incurred (collectively, “Losses”) that result or arise from Claims that: (i) allege bodily injury (including death) or physical damage to tangible property proximately caused by a Product or by the negligent acts or omissions of Supplier; (ii) damages alleged to have been caused by: [a] the breach by Supplier of its express warranties that Bell Micro is permitted to pass through to Bell Micro Customers under this Agreement and/or [b] misrepresentations made by Supplier in any documentation provided by Supplier to Bell Micro for distribution under this Agreement; (iii) allege any infringement or misappropriation of the intellectual property rights of any third party arising out of the use, distribution, sale, support, or maintenance of the Product or (iv) allege Supplier’s non-compliance with any environmental or hazardous waste laws, regulations, rules or ordinances with respect to the Products.

19.2
Bell Micro shall provide Supplier with (i) written notice of such Claim, (ii) sole control and authority over the defense or settlement of such Claim and (iii) reasonable information and assistance to defend and/or settle any such Claim.

19.3
In addition to the obligations in Section 19.1 and 19.2, if a final injunction preventing distribution, sale, support or use of a Product based on any such Claim is issued or there is a reasonable likelihood that such an injunction will issue, Supplier will, at Bell Micro’s sole option refund the purchase Price paid for any affected Products.

19.4	Section 19 is deemed non-confidential and Bell Micro may reveal the content of this Section to Bell Micro Customers.
20. Term and Termination.
20.1
The initial term of this Agreement shall be one (1) year from the Effective Date. The term of this Agreement shall automatically extend for successive one year terms unless sooner terminated as provided herein.

20.2
This Agreement may be terminated at any time by either party for its convenience upon ninety (90) days prior written notice. Each of the parties has considered its expenditures in preparing for performance of and performing this Agreement and possible losses resulting from its termination. It is expressly understood that this right of termination is absolute and that neither party shall be liable to the other for damages solely due to the termination of this Agreement for convenience.

20.3
Either party may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for the other party or its property; (ii) the other party makes a general assignment for the benefit of its creditors; (iii) the other party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days or (iv) the other party becomes insolvent or is liquidating, dissolving or ceasing normal business operations.

Bell Microproducts Inc.
               Distribution Agreement

20.4
Either party may terminate this Agreement effective upon written notice to the other party if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after written notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reasons thereof.

20.5
In the event that this Agreement is terminated by either party, Bell Micro may require Supplier to repurchase from Bell Micro, and Bell Micro will sell to Supplier, some or all Products that are in new and unused condition and in the original delivery carton, remaining in Bell Micro’s inventory at each Product’s Price. In such case Bell Micro shall promptly ship such Products to Supplier, at Supplier’s expense, using such method of transportation as Supplier used to ship such Products to Bell Micro. Supplier shall pay Bell Micro for such Products within thirty (30) days of their receipt. Bell Micro may continue to sell any Product remaining in its inventory and request Supplier to fill any Orders remaining outstanding at the effective date of any termination.

21. Compliance with Laws.
Each party agrees to comply with all laws and regulations, including the export laws and regulations of the United States and all other applicable governments, applicable to its performance under this Agreement and in the conduct of its business operations, and to be responsible for obtaining any approvals or licenses necessary to maintain such compliance.
22. Force Majeure.
Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, acts of terrorism, fires, epidemics, floods, earthquakes, riots, wars, sabotage, third party industrial disputes, and government actions, or other similar matters that are beyond a party’s reasonable control; provided that the delayed party: (i) gives the other party written notice of such cause promptly and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party’s time for performance or cure under this Section 22 shall be extended for a period equal to the duration of the cause.
23. Notices.
Any notice that may be or is required to be given under this Agreement shall be in writing. All written notices shall be sent by registered or certified mail, postage prepaid, return receipt requested, by a nationally recognized courier service (notice of receipt of which is required) or by facsimile transmission (followed by a confirmation notice utilizing any of such other means within five (5) business days thereafter). All such notices shall be deemed to have been given when received, addressed as indicated below or to such other address with respect to which the receiving party may from time to time give notice to the other party.

If to Bell Micro:	If to Supplier:

Bell Microproducts Inc.	OCZ Technology Group, Inc.
1941 Ringwood Avenue	6373 San Ignacio Avenue
San Jose, CA 95131-1721	San Jose, CA 95119
Attn: General Counsel	Attn: Chief Financial Officer
Facsimile No: (408) 451-1632	Facsimile No: 408 419-2887
Bell Microproducts Inc.
               Distribution Agreement

24. Publicity.
All publicity concerning this transaction referring to the other party shall require the other party’s prior written approval, which shall not be unreasonably withheld; provided, however, that nothing in this Section shall be construed to limit the right of either party to issue such disclosures that are reasonably believed by that party to be required by law.
25. General Provisions.
25.1
Relationship of the Parties. The relationship of the parties is that of independent contractors. Neither party, nor its agents or employees, shall be deemed to be the agent, employee, joint venture partner, partner or fiduciary of the other party. Neither party shall have the right to bind the other party, transact any business on behalf of or in the name of the other party, or incur any liability for or on behalf of the other party.

25.2	Assignment. Neither party may assign this Agreement, or any rights and obligations hereunder, to any third party without the express written permission of the other party.

25.3
Governing Law. This Agreement and any actions arising out of it shall be governed and construed in accordance with the laws of the state of California without reference to its conflicts of law provisions, and specifically excludes the United Nations Convention for the International Sale of Goods.

25.4
Waiver. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

25.5
Severability. If any term, condition or provision of this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties will endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. Such invalid term, condition or provision will be severed from the remaining terms, conditions, and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

25.6
Other Rights. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon either party or any third party any license or other right except, solely as to the parties hereto, the rights expressly granted hereunder.

25.7
Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitute and contain the complete agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior correspondence, agreements, representations, statements, negotiations and undertakings between the parties relating to the subject matter hereof. Amendments to this Agreement must be in writing and signed by duly authorized representatives of both parties.

25.8	Survival. The following Sections shall survive the termination, cancellation or expiration of this Agreement; 6, 9, 12, 14, 17, 18, 19, 21, 22, 23, 24 and 25.

25.9	Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument.
Bell Microproducts Inc.
               Distribution Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BELL MICROPRODUCTS INC.		OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Peter Diniz	By:	/s/ Ryan M. Petersen

Name:	Peter Diniz	Name:	Ryan M. Petersen

Title:	Vice President & General Manager	Title:	Chief Executive Officer
Bell Microproducts Inc.
               Distribution Agreement

EXHIBIT A
PRODUCT & PRICE LIST

Refer to Microsoft Excel entitled “OCZ_CAN_Etail_price_list_b.18.09.xls”

Bell Microproducts Inc.
               Distribution Agreement

EXHIBIT B
COOPERATIVE FUNDING, MARKET DEVELOPMENT FUNDING AND START UP GUIDELINES
Cooperative Funding
Supplier has developed the following guidelines to support the advertising and cooperative marketing efforts of Bell Micro with the intention of increasing sales of the Products.
1. Earning Cooperative Funds
Cooperative funds will be earned and accrued by Bell Micro on a monthly basis at a rate equal to two percent (2%) of net sales (net of returns, discounts and credits) during each month.
2. Spending Cooperative Funds
Bell Micro may use cooperative funds to pay for up to 100% of advertising and promotions that feature the Products approved by Supplier in writing. Bell Micro will propose programs for projects for cooperative funding to Supplier. Supplier will respond in writing to Bell Micro within ten (10) business days of its receipt of the proposal with approval or rejection of such proposal. Cooperative funds that are unused within six months following the month in which the funds are accrued will expire and the accrual will be reversed.
3. Claiming and Reporting Cooperative Funds
Bell Micro will claim cooperative funds within ninety (90) days of the date of the cooperative event. Bell Micro shall submit such claims with a copy of Supplier’s prior approval and Bell Micro’s proof of performance of the cooperative event. Cooperative credit will be granted to Bell Micro from Supplier within thirty (30) days of date on which the cooperative claim is received by Supplier. Supplier will provide a monthly report detailing cooperative funds earned, used, claim-pending, and claim-paid.
Marketing Development Funding
In order to further capitalize on market opportunities, Supplier and Bell Micro may agree to enter into specific sales campaigns that require market development funding (“MDF”). MDF is in addition to cooperative marketing and is subject to the same terms and conditions detailed above for cooperative funds.
START UP
If agreed upon by both parties, a start-up program will be funded by Supplier to promote initial awareness of the Supplier’s Products in the Bell Micro’s sales force and customer base. This start-up funding shall be a one-time event and shall be independent of the cooperative and MDF programs.
Bell Microproducts Inc.
               Distribution Agreement